Exhibit 10-1

DYCOM INDUSTRIES, INC.

2003 LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective as of September 19, 2011)
1.  Purposes of the Plan

      The purposes of the Plan are to aid the Company in (a) attracting, retaining and motivating highly qualified key employees and officers of the Company and its Subsidiaries, (b) promoting the long-term success of the Company and its Subsidiaries and (c) increasing stockholder value by providing eligible key employees and officers with incentives to contribute to the long-term growth and profitability of the Company.

2.   Definitions and Rules of Construction

      (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Share Unit, Performance Share Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, par value $0.333 per share, or such other class of share or other securities as may be applicable under Section 13(b) of the Plan.

“Company” means Dycom Industries, Inc., a Florida corporation, or any successor to substantially all of its business.

“Effective Date” means November 25, 2003.

“Eligible Individual” means an individual described in Section 4(a) of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the average of the high and low prices of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the high and low prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option, Nonqualified Stock Option or any other type of option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Share Unit, Performance Share Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period specified in the applicable Award Document over which Performance Targets are measured.

“Performance Share Unit” means a right to receive a Target Number of shares of Common Stock (or cash, if applicable) payable at the end of a Performance Period, subject to the Participant’s continued employment and the achievement of the applicable Performance Targets, granted pursuant to Section 9 of the Plan.

“Performance Target” means the targets prescribed in the applicable Award Document.

“Plan” means the Dycom Industries, Inc. 2003 Long-Term Incentive Plan as may be amended from time to time.

“Repricing” means (i) amending the terms of an Option or Stock Appreciation Right after its grant date to reduce its exercise price; (ii) canceling an Option or Stock Appreciation Right at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying Common Stock in exchange for another Option or Stock Appreciation Right; or (iii) any action that is treated as a repricing of an Option or Stock Appreciation Right under generally accepted accounting principles or any applicable laws, rules or regulations.

“Restricted Share Unit” means a right to receive a share of Common Stock (or cash, if applicable), subject to time vesting and the Participant’s continued employment with the Company, granted pursuant to Section 8 of the Plan.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on shares of Common Stock granted pursuant to Section 10 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Target Number” means the target number of shares of Common Stock specified in the applicable Award Document.

“Vesting Period” shall have the meaning set forth in Section 7(a) of the Plan.

(b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.   Administration

      (a) Committee. The Plan shall be administered by the Committee, no member of which shall be eligible to participate in the Plan.

      (b) Powers and Responsibility. The Committee shall have full power and authority, subject to the express provisions hereof, to:

(i) select the Participants from the Eligible Individuals;

(ii) grant Awards in accordance with the Plan;

(iii) determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv) determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment, settlement and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a change in control of the Company;

(vi) delegate to the CEO the right to allocate Awards among Eligible Individuals who are not executive officers or directors of the Company within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine;

(vii) make factual determinations in connection with the administration or interpretation of the Plan;

(viii) establish, amend and rescind administrative regulations, rules and procedures relating to the Plan;

(ix) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(x) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; and

(xi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

      (c) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

      (d) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

      (e) Delegation of Authority. The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate (i) its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Common Stock subject to an Award) granted to Eligible Individuals who are officers or directors for purposes of Section 16(b) of the Exchange Act and (ii) its authority pursuant to Section 20 to amend the Plan.

      (f) Liability of Committee. No member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan in the manner provided in the Company’s Second Amended and Restated By-Laws (as may be amended from time to time) or any relevant indemnification agreement between the Company and such person. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

      (g) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.   Eligibility

      (a) Eligible Individuals. Only officers and key employees of the Company or any of its Subsidiaries (or a division or operating unit thereof) or any individual who has accepted an offer of employment with the Company or any of its Subsidiaries (or a division or operating unit thereof) as an officer or key employee shall be eligible to participate in the Plan and to receive Awards under the Plan. Members of the Committee shall not be eligible to participate in the Plan.

      (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.   Common Stock Subject to the Plan

       (a) Plan Limit. The maximum number of shares of Common Stock which may be awarded for all purposes under the Plan shall be the aggregate of:

(i) 4,000,000 shares;

(ii) the number of shares previously authorized but not reserved for awards under the 1998 Dycom Industries, Inc. Incentive Stock Option Plan (the “Prior Plan”) as of the date the Plan is approved; and

(iii) any shares corresponding to awards under the Prior Plan that are forfeited after the date the Plan is approved (collectively, the “Plan Limit”).

Such shares of Common Stock may be newly issued shares of Common Stock or reacquired shares of Common Stock held in the treasury of the Company.

      (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance under the Plan, the number of shares of Common Stock corresponding to Awards under the Plan that are forfeited, the number of shares of Common Stock tendered or withheld to pay the exercise price of an Award and the number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations shall be added back to the Plan Limit and again be available for the grant of Awards.

      (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 13(b), the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

(i) The maximum number of shares of Common Stock that may be subject to Awards, including, without limitation, Incentive Stock Options, granted to any Eligible Individual in any calendar year shall equal 250,000 shares, plus any shares which were available under this Section 5(c)(i) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

(ii) In no event will the number of shares of Common Stock issued in connection with the grant of Awards exceed the Plan Limit, as in effect on the Effective Date.

6.   Awards in General

      (a) Types of Awards. Awards under the Plan may consist of Options, Restricted Share Units, Performance Share Units, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

      (b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. The terms of Awards may vary among Participants and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

      (c) Termination of Employment and Change in Control. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. In connection with a Participant’s termination of employment, the Committee may vary the vesting, exercisability and settlement provisions of an Award relative to the circumstances resulting in such termination of employment. The Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Similarly, the Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

      (d) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

      (e) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b).

      (f) Limitation on Exercise and Settlement. An Award may not be exercised or settled and no shares of Common Stock may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available.

      (g) Performance-Based Awards. The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets, to the extent required by Section 162(m) of the Code. The Performance Targets that may be used by the Committee for such Awards will be based on one or more of the performance measures set forth on Annex A hereto, as selected by the Committee. Each Participant is assigned a Target Award payable if Performance Targets are achieved. If a Participant’s performance exceeds such Participant’s Performance Targets, Awards may be greater than the Target Number, but may not exceed 200% of such Participant’s Target Number. The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the result. In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as “performance-based compensation” will be made by a subcommittee of the Committee consisting of two or more “outside directors.”

7.   Terms and Conditions of Options

      (a) General. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options, Nonqualified Stock Options or any other type of Option which may exist from time to time. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option (or other type of Option, as applicable), and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.  At the time of grant of an Option, the Committee shall, in its discretion, establish a vesting period (the “Vesting Period”) during which the forfeiture provisions may lapse.  The Vesting Period may lapse over a period of time specified by the Committee in an Award Document; provided, however, that, subject to Section 6(c) above, such Vesting Period shall be not less than three years.

      (b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant; provided that the exercise price of an Option may not be less than the Fair Market Value of a share of Common Stock on the date of grant. Payment of the exercise price of an Option shall be made in cash, or, to the extent provided by the Committee at or after the time of grant, in shares of Common Stock already owned and held by the Participant or in any combination of cash and shares of Common Stock held by the Participant. Except in connection with a transaction or event described in Section 13(b), nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options previously granted under the Plan or options previously granted under any other plan of the Company without stockholder approval. In accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a “cashless exercise” procedure, approved by the Committee, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares of Common Stock underlying the exercised portion of the Option in order to generate sufficient cash to pay the exercise price of the Option and to satisfy withholding tax obligations related to the Option.

      (c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the 10th anniversary of the date of grant of such Option.

      (d) Incentive Stock Options. The exercise price per share of an Incentive Stock Option may not be less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed). No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Incentive Stock Option, and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.   Terms and Conditions of Restricted Share Units

      The Committee is authorized to grant Restricted Share Units to Eligible Individuals. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, one or more shares of Common Stock in consideration of the Participant’s employment with the Company or any of its Subsidiaries.  If and when the forfeiture provisions lapse, the Restricted Share Units shall become shares of Common Stock owned by the corresponding Participant or, at the sole discretion of the Committee, cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares at the time of payment.

      At the time of grant of a Restricted Share Unit, the Committee shall, in its sole discretion, establish a restriction period (the “Restriction Period”) during which the forfeiture provisions may lapse.  The Restriction Period may lapse over a period of time specified by the Committee in an Award Document; provided, however, that, subject to Section 6(c) hereof, such Restriction Period shall be not less than three years.

9.   Terms and Conditions of Performance Share Units

       The Committee is authorized to grant Performance Share Units to Eligible Individuals. A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, a Target Number of shares of Common Stock based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of shares of Common Stock or cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares of Common Stock as of the last day of the applicable Performance Period.

      At the time of grant of a Performance Share Unit, the Committee shall, in its sole discretion, establish a Performance Period.  The Performance Targets applicable to each Performance Period shall be measured over a period of not less than one year.

10.   Stock Appreciation Rights

       (a) General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that, except as provided in Section 13(b) below, the exercise price per share of Common Stock subject to a Stock Appreciation Right may not be adjusted or amended, including by means of amendment, cancellation or the replacement of such Stock Appreciation Right with a subsequently awarded Stock Appreciation Right. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or shares of Common Stock, or in a combination of cash and shares of Common Stock, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

      (b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option (which, in the case of a Stock Appreciation Right granted after the grant of the related Option, may be less than the Fair Market Value per share on the date of grant of the tandem Stock Appreciation Right). Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

      (c)  Vesting Period.  At the time of grant of a Stock Appreciation Right, the Committee shall, in its discretion, establish a Vesting Period during which the forfeiture provisions may lapse.  The Vesting Period may lapse over a period of time specified by the Committee in an Award Document; provided, however, that, subject to Section 6(c) above, such Vesting Period shall be not less than three years.

11.   Other Awards

     The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of shares of Common Stock, for the acquisition or future acquisition of shares of Common Stock, or any combination thereof.  Notwithstanding the foregoing, subject to Section 6(c) hereof, any applicable Restriction Period shall not be less than three years and any applicable Performance Targets related to a Performance Period shall be measured over a period of not less than one year.

12.   Tax Withholding

       The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in shares of Common Stock, the Company may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares of Common Stock that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

13.   No Restriction on Right of Company to Effect Corporate Changes

       (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5, including the maximum number of shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the exercise price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

      (c) Repricings.  The Committee may not effect a Repricing of any Option or Stock Appreciation Right granted under the Plan without the approval of the Company’s shareholders.

      (d) Repurchase.  No Option or Stock Appreciation Right may be repurchased or otherwise cancelled in exchange for cash or other property (except in connection with a change in the Common Stock or the capitalization of the Company as provided in Section 13(b)) if the exercise price of the Option or the grant price of the Stock Appreciation Right is equal to or greater than the Fair Market Value of the Common Stock at the time of such repurchase or exchange without the approval of the Company’s shareholders.

14.   Application of Funds

       The proceeds received by the Company from the sale of Common Stock pursuant to Awards will be used for general corporate purposes.

 15.   Exchange Act

     Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a change in control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

 16.   No Right to Employment

      No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

17.   Awards to Individuals Subject to Non-U.S. Jurisdictions

      To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

18.   Term of the Plan

      Unless earlier terminated pursuant to Section 20, the Plan shall terminate on the 10th anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the 10th anniversary of the Effective Date.

19.   Effective Date

       The Plan shall become effective on the Effective Date.

20.   Amendment and Termination

      Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof and no amendment which (a) increases the limits set forth in Section 5(c)(ii), (b) permits a reduction in the exercise price of Options or Stock Appreciation Rights (or options or stock appreciation rights granted under another plan of the Company), under circumstances other than in connection with a transaction or event described in Section 13(b), or (c) materially amends or modifies any material term of the Plan shall be effective without approval of the Company’s shareholders.

21.   Code Section 409A

Notwithstanding any other provisions of the Plan, if the Committee determines in good faith that any provision of the Plan or any Award Document does not satisfy Code Section 409A or could otherwise cause any person to recognize additional taxes, penalties or interest under Code Section 409A, the Committee may, without the consent of any person, modify such provision, to the extent necessary or desirable to ensure compliance with Code Section 409A.  Any such amendment shall maintain, to the maximum extent practicable, the original intent of the applicable provision.

22.   Award Document

      In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

23.   Governing Law

      The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Florida and without giving effect to principles of conflicts of laws.

Annex A

Financial Performance Measures

Net income	Net revenue
Contract revenues	Cash flow
Operating cash flow	Earnings before interest, taxes, depreciation, and amortization, asset impairment charges and certain other expenses
Cash flow return on investment	Operating margin
Operating revenue	Pre-tax income
Pre-tax operating income	Reture on tangible net worth
Operating income growth	Return on assets
Total shareholder return	Share price
Return on equity	Basic or diluted earnings per share before asset impairment charges and certain other expenses
Basic or diluted earnings per share growth	Basic or diluted earnings per share growth before asset impairment charges and certain other expenses
Basic or diluted earnings per share	Earnings before interest, taxes, depreciation, and amortization
Earnings before interest and taxes	Revenue growth
Gross margin	Market capitalization
Effective tax rate	Days sales outstanding (accounts receivable and work in progress)
Operating income before asset impairment charges and certain other expenses	Pre-tax income before asset impairment charges and certain other expenses
Net income before asset impairment charges and certain other expenses	Assets
Tangible net assets	Return on net assets
Return on tangible net assets	Return on investment
Return on invested capital	Tangible net worth
Contract backlog	Economic value added
Cash value added	Expense management
Earnings before interest and taxes, asset impairment charges and certain other expenses	Days sales outstanding (accounts receivable)
Operating income

Non-Financial Performance Measures

Customer satisfaction	Development and execution of strategic initiatives
Safety performance	Objective individual performance goals